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                                                                   EXHIBIT 10.32

                             LEASE RENEWAL AGREEMENT

LEASE RENEWAL AGREEMENT made as of the last date endorsed hereon between NAPPEN & ASSOCIATES, a Pennsylvania limited partnership t/a 309 DEVELOPMENT COMPANY ("Lessor")

                                      A N D

          SURGICAL LASER TECHNOLOGIES, INC., a Delaware corporation ("Lessee").

                               Basis of Agreement

          A. By Lease Agreement dated May 29, 1996 (together with this Lease Renewal Agreement on and after July 7, 2001, the "Lease"), Lessor demised and let to Lessee, who hired from Lessor that certain building erected on Lot #14, Bethlehem Pike Industrial Center, Montgomery Township, Montgomery County, Pennsylvania, consisting of 42,000 sq. ft., more or less, known and numbered 147 Keystone Road, Montgomeryville, Pennsylvania 18936 (the "Premises") for a term ending July 31, 2001.

          B. The parties desire to extend the term of the Lease for an additional term of five (5) years, commencing August 1, 2001, and ending July 31, 2006 ("Renewal Term").

          C. The parties desire to set forth herein their agreement regarding the terms of the Lease during the Renewal Term.

          NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

          1. The term of the Lease is hereby extended for a Renewal Term of five (5) years, commencing August 1, 2001, and terminating July 31, 2006, at 11:59 p.m., unless extended or previously terminated, as set forth in the Lease.

          2. Paragraph 3 of the Lease is hereby amended and supplemented to read as follows during the Renewal Term:

                    "3.  Minimum Annual Rent.

                    The minimum annual rent ("Minimum Annual Rent") payable by Lessee to Lessor during the Renewal Term shall be Two Hundred Forty-Five Thousand Seven Hundred and 00/100 Dollars ($245,700.00) per year, lawful money of the United States of America, payable in monthly installments in advance during the Renewal Term of this Lease in sums of Twenty Thousand Four Hundred Seventy-Five and 00/100 Dollars ($20,475.00) on the first day of each month during the Renewal Term, beginning August 1, 2001."

         3. This renewal constitutes exercise by Lessee of the option to renew set forth in paragraph 25 of the Lease, which is hereby deleted in its entirety and the following is substituted therefor:

                    "25. Extensions and Renewals.

                    A. Extensions. It is hereby mutually agreed that in the event Lessee has not given the "Preliminary Renewal Notice" as defined in subparagraph 25(B), or has given the Preliminary Renewal

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          Notice but has withdrawn the same, Lessee may terminate this Lease at the end of the Renewal Term and any subsequent renewal term or extension term, by giving to Lessor written notice at least one hundred eighty (180) days prior thereto, and Lessor may terminate this Lease at the end of the Renewal Term and any subsequent renewal or extension thereof by giving to Lessee written notice at least one hundred fifty (150) days prior thereto (each an "Expiration Notice"); but in default of an Expiration Notice given by either party in the manner provided herein, this Lease shall continue for an extension term of one
(1) year, commencing the day after the expiration of the current term, upon the terms and conditions in force immediately prior to the expiration of the then-current term, extension term or renewal term (except for the Minimum Annual Rent, which shall be as computed in subparagraph 25(C)(iii)), and so on from year to year, unless terminated by the giving of an Expiration Notice within the times and in the manner aforesaid. In the event that Lessee or Lessor shall have given an Expiration Notice and Lessee shall fail or refuse to completely vacate the Premises and restore the same to the condition required in this Lease on or before the date designated in the Expiration Notice (the "Expiration Date"), then it is expressly agreed that Lessor, by notice to Lessee given no later than forty-five (45) days after the Expiration Date, shall have the option either:

                    (i) to disregard the Expiration Notice as having no force and effect, whereupon the Expiration Notice shall be null and void, ab initio, as if never given; or

                    (ii) treat Lessee as Holding Over, in accordance with paragraph 2(B) of the Lease.

                    All powers granted to Lessor by this Lease shall be exercised and all obligations imposed upon Lessee by this Lease shall be performed by Lessee during the Renewal Term, as well as during any subsequent extension or renewal terms of this Lease.

                    Notwithstanding anything set forth in subparagraph 25(A) to the contrary, if the term of this Lease is not previously terminated, the term of this Lease shall end absolutely, without further notice, at 11:59 p.m. on the day previous to the 29th anniversary of the Lease Commencement Date set forth in the Lease.

                    B.   Option to Renew.

                    Provided Lessor has not previously given Lessee a notice under paragraph 23(P) hereof, and Lessee is not in default under the terms of this Lease at the end of the Renewal Term, Lessee shall have the right and privilege, at its election, to renew the term of this Lease for an additional period of five (5) years commencing upon the day after the expiration of the Renewal Term and terminating five (5) years thereafter without further notice. Such five year period is hereinafter referred to as the "Second Renewal Term".

                    In order to exercise said option, Lessee must give Lessor written notice of its election to renew ("Preliminary Renewal Notice") at least one hundred eighty (180) days prior to the expiration of the Renewal Term. Said Second Renewal Term shall be on the same terms and conditions as herein provided for the Renewal Term except that the Minimum Annual Rent shall be calculated as set forth in the following paragraph. In the event Lessee does not exercise its option to renew within the time set forth, the provisions of subparagraph 25(A) shall apply.

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                    C.   Computation of Minimum Annual Rent in the event of
                         Renewal.

                    In the event of exercise of the option to renew this Lease by Lessee in accordance with the terms of subparagraph A, commencing with the rental payment due on the first day of the Second Renewal Term, the Minimum Annual Rent shall be the greater of the Minimum Annual Rent set forth in this Lease for the last Lease Year of the Renewal Term or the fair market rental but not greater than Two Hundred Eighty-Seven Thousand Seven Hundred and 00/100 Dollars ($287,700.00) per Lease Year. The fair market rental shall be determined as follows:

                         (i)  Within fifteen (15) days from receipt of the
Preliminary Renewal Notice, Lessor shall advise Lessee of the fair market rental of the Premises as of the commencement of the Second Renewal Term, by notice hereunder, including examples of rentals for comparable space in the Bucks and Montgomery County areas. In the event Lessee is dissatisfied with the fair market rental as specified by Lessor, it may withdraw the Preliminary Renewal Notice, by notice to Lessor, given at least one hundred eighty-one (181) days prior to the end of the Renewal Term.

                         (ii) The new Minimum Annual Rent, effective on or after
the first day of the Second Renewal Term and for the balance of the Second Renewal Term, shall be the greater of the fair market rental set forth in Lessor's notice or the Minimum Annual Rent as set forth in this Lease for the last year of the Renewal Term, whichever is applicable, but not more than Two Hundred Eighty-Seven Thousand Seven Hundred and 00/100 Dollars ($287,700.00) per year. This Minimum Annual Rent shall be payable in equal monthly installments commencing on the first day of the Second Renewal Term and on the first day of each month thereafter during the Second Renewal Term.

                         (iii) For extensions of this Lease under subparagraph
25(A), the Minimum Annual Rent during a one-year extension term shall be the greater of the Minimum Annual Rent for the previous Lease Year or the fair market rental for the Premises as of the commencement of the extension term, but not more than Two Hundred Eighty-Seven Seven Hundred and 00/100 Dollars ($287,700.00) per year, payable in monthly installments on the first day of each month during the extension term."

          THE FOLLOWING PARAGRAPH 4 SETS FORTH AN ACKNOWLEDGEMENT AND CONFIRMATION OF A WARRANT OF AUTHORITY FOR ANY PROTHONOTARY OR ATTORNEY OF COURT OF RECORD TO CONFESS JUDGMENT AGAINST THE LESSEE. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE LESSEE, THE LESSEE, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT) SEPARATE COUNSEL FOR THE LESSEE AND WITH KNOWLEDGE OF THE LEGAL EFFECT THEREOF, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE LESSEE HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE. IT IS SPECIFICALLY ACKNOWLEDGED BY THE LESSEE THAT THE LESSOR HAS RELIED ON THIS WARRANT OF ATTORNEY IN EXECUTING THIS LEASE RENEWAL AGREEMENT AND AS AN INDUCEMENT TO GRANT FINANCIAL ACCOMMODATIONS HEREUNDER TO THE LESSEE.

                    LESSEE EXPRESSLY WARRANTS AND REPRESENTS THAT THE FOLLOWING WARRANT OF ATTORNEY TO CONFESS JUDGMENT HAS BEEN AUTHORIZED EXPRESSLY BY PROPER ACTION OF THE BOARD OF DIRECTORS OF LESSEE.

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                    Notwithstanding anything in Paragraph 23(M) of the Lease to the contrary, these Paragraphs and the authority granted by Lessee therein are not and shall not be construed to constitute a "power of attorney" and are not governed by the provisions of 20 Pa. C. S. Chapter 56. Furthermore, an attorney or other person or entity acting under this paragraph and Paragraph23(M) of the Lease shall not have any fiduciary obligations to Lessee and, without limiting the foregoing shall have NO duty to: (1) exercise the powers for the benefit of Lessee, (2) keep separate any assets of Lessee from those of such attorney, other person or entity or Lessor, (3) exercise reasonable caution and prudence on behalf of Lessee, or (4) keep a full and accurate record of all actions, receipts and disbursements on behalf of Lessee.

          LESSEE AND LESSOR HEREBY CONSENT TO THE JURISDICTION OF THE COURT OF COMMON PLEAS OF MONTGOMERY COUNTY PENNSYLVANIA OR THE FEDERAL DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA FOR ANY PROCEEDING IN CONNECTION WITH THE LEASE, AND HEREBY WAIVE OBJECTIONS AS TO VENUE AND CONVENIENCE OF FORUM IF VENUE IS IN MONTGOMERY COUNTY, PENNSYLVANIA OR IN THE FEDERAL DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA. IN ANY ACTION OR SUIT UNDER THE LEASE, SERVICE OF PROCESS MAY BE MADE UPON LESSOR OR ANY LESSEE BY MAILING A COPY OF THE PROCESS BY FIRST CLASS MAIL TO THE RECIPIENT AT THE RESPECTIVE ADDRESS SET FORTH IN PARAGRAPH 26 OF THE LEASE . LESSOR AND LESSEE HEREBY WAIVE ANY AND ALL OBJECTIONS TO SUFFICIENCY OF SERVICE OF PROCESS IF DULY SERVED IN THIS MANNER

          4. Lessee and Lessor, jointly and severally, acknowledge and confirm that the Lease contains paragraph 23(M), which permits Lessor to CONFESS JUDGMENT AGAINST LESSEE FOR POSSESSION OF THE PREMISES upon the expiration of the then current term of the Lease. The parties hereto further acknowledge and agree that nothing contained herein can be construed to impair in any manner whatsoever Lessor's ability to confess judgment against Lessee for the recovery of possession of the Premises, pursuant to the terms of the Lease.

          5. Effectiveness. The furnishing of the form of this agreement shall not constitute an offer and this agreement shall become effective upon and only upon its execution by and delivery to each party hereto.

          6. In all other respects, the terms and conditions of the Lease not inconsistent with the terms hereof are hereby ratified and confirmed and shall remain in full force and effect during the Renewal Term and any extension thereof.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending to be legally bound, as of the day and year last below written.

                                           NAPPEN & ASSOCIATES,
                                           a Pennsylvania limited partnership
                                           t/a 309 DEVELOPMENT COMPANY
Dated: 1/18/01

                                           By: /s/ Robert W. Happen
                                               ---------------------------------
                                                 Robert W. Nappen,
                                                Managing General Partner

                                           SURGICAL LASER TECHNOLOGIES, INC.
                                           a Delaware corporation

                                           By: /s/ Michael R. Stewart
                                               ---------------------------------
                                           Title: President & CEO
                                                  ------------------------------

Dated: January 8, 2001

                                           Attest:/s/ Davis Woodward
                                                  ------------------------------
                                           Title: Vice President, Secretary

(CORPORATE SEAL)